Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Record Results
for Quarter Ended June 30, 2010
Net Income of $5.6 million on Net Sales of $61.2 million

Hampton, VA, August 4, 2010 – Measurement Specialties, Inc. (NASDAQ: MEAS), a global designer and manufacturer of sensors and sensor-based systems, announces results for the first quarter of fiscal year 2011.

The Company reported an increase in consolidated net sales of $17.4 million or 40% to $61.2 million for the quarter ended June 30, 2010, as compared to the corresponding period last year.  The overall increase in sales is largely attributable to improvements in overall global economic conditions, as well as sales from broader product adoptions and new programs.  For the quarter ended June 30, 2010, the Company reported net income of $5.6 million, or $0.37 per diluted share, as compared to net loss of $1.5 million, or $0.10 per diluted share, for the same period last year.  The increase in net income primarily reflects improved gross margins due to higher volumes of production and sales and the resulting improvements in leverage and overhead absorption. The financial performance during the quarter was adversely impacted by a non-cash, discrete tax adjustment of $0.3 million associated with an IRS audit and settlement, as well as the write-off of deferred financing costs of $0.6 million attributable to the Company’s prior credit facility, which was replaced in June 2010.  Together, the two items accounted for approximately $0.06 per diluted share.

In accordance with new accounting standards for consolidation of variable interest entities (“VIE”), the Company no longer consolidates the financial results of Nikkiso-THERM (“NT”), a joint venture in Japan and the Company’s one VIE.  Rather, profits associated with the Company’s 50% ownership interest in NT are reflected in Equity income in unconsolidated joint venture.  Accordingly, financial statements and related information for prior periods have been adjusted to conform with current year presentation, resulting in a decrease in the Company’s previously reported net sales for the quarter ended June 30, 2009 of $1 million.

Frank Guidone, Company CEO commented, “We believe this quarter represents an important milestone for the Company.  Sales exceeded the pre-recession baseline of $60 million, resulting in strong growth over last year, as well as last quarter, despite headwind from a weaker euro.  As a result of improved leverage of fixed overhead, gross margin also improved to pre-recession levels.  While we posted record earnings in terms of EPS and Adjusted EBITDA of $0.37 and $12.1 million, respectively, we are particularly encouraged about the improvement in Adjusted EBITDA margin.  At 19.8%, we have clearly demonstrated that the earnings model is capable of operating at 20% margin, supporting our FY13 goal of $60 million Adjusted EBITDA on sales of $300 million.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Guidone continued, “Our book to bill was 1.06 for the quarter, a little below the prior 3 quarters, supporting the general belief that economic growth is slowing as global supply chains stabilize inventory levels.  Based on bookings, we expect Q2 will be comparable to Q1, with the potential for modest contraction in the second half of the fiscal year.  While we remain cautious about our second half given the general mood and instability in our end markets, we have 4 quarters with book to bill well above 1, which signals growth.  We therefore continue to monitor the incoming booking activity closely.”

Bookings are orders the Company has accepted from customers and are supported by purchase orders.  Billings are orders the Company has invoiced to the customer for which sales revenue is recognized.  The book to bill ratio is the ratio of bookings to billings.  Adjusted EBITDA is a non-GAAP financial measure.  Please refer to the notes and reconciliation regarding Non-GAAP financial measures contained in this release.

On August 4, 2010, the Company filed its Form 10-Q for the fiscal quarter ended June 30, 2010.  Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q filed for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, August 5, 2010 at 11:00 AM Eastern to answer questions regarding the fiscal year results reported in our Form 10-Q for quarter ended June 30, 2010.  US dialers: (877) 407-8035; International dialers (201) 689-8035. Interested parties may also listen via the Internet at: www.investorcalendar.com. The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code #286 and conference ID# 354213, and on Investorcalendar.com.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors and mechanical resonators – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.   The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact:  Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended
	June 30,
(Amounts in thousands, except per share amounts)	2010	(As Adjusted) 2009
Net sales	$61,170	$43,722
Cost of goods sold	34,966	28,072
Gross profit	26,204	15,650
Selling, general, and administrative expenses	18,633	17,109
Operating income (loss)	7,571	(1,459)
Interest expense, net	758	1,168
Foreign currency exchange gain	(81)	(536)
Equity income in unconsolidated joint venture	(108)	(112)
Other expense	27	20
Income (loss) before income taxes	6,975	(1,999)
Income tax expense (benefit)	1,386	(522)
Net income (loss)	$5,589	$(1,477)

Earnings (loss) per common share:
Net income (loss) - Basic	$0.38	$(0.10)
Net income (loss) - Diluted	$0.37	$(0.10)

Weighted average shares outstanding - Basic	14,549	14,486
Weighted average shares outstanding - Diluted	15,097	14,486

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		(As Adjusted)
	June 30,	March 31,
(Amounts in thousands)	2010	2010

ASSETS

Current assets:
Cash and cash equivalents	$24,426	$23,165
Accounts receivable trade, net of allowance for
doubtful accounts of $522 and $464, respectively	31,390	29,689
Inventories, net	43,512	40,774
Deferred income taxes, net	1,657	1,602
Prepaid expenses and other current assets	3,863	3,148
Other receivables	756	659
Income taxes receivable	1,663	1,287
Total current assets	107,267	100,324

Property, plant and equipment, net	42,626	44,437
Goodwill	99,374	99,235
Acquired intangible assets, net	21,618	23,613
Deferred income taxes, net	7,383	6,607
Investment in unconsolidated joint venture	2,116	2,117
Other assets	1,689	939
Total assets	$282,073	$277,272

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		(As Adjusted)
	June 30,	March 31,
(Amounts in thousands, except share amounts)	2010	2010

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$5,000	$5,000
Current portion of promissory notes payable	2,304	2,349
Current portion of long-term debt	220	2,295
Current portion of capital lease obligations	129	193
Accounts payable	18,572	17,884
Accrued expenses	4,544	4,719
Accrued compensation	7,630	7,882
Deferred income taxes, net	239	182
Other current liabilities	2,739	3,064
Total current liabilities	41,377	43,568

Revolver	42,746	53,547
Promissory notes payable, net of current portion	2,304	2,349
Long-term debt, net of current portion	20,749	6,488
Capital lease obligations, net of current portion	43	63
Deferred income taxes, net	4,175	2,969
Other liabilities	1,264	1,292
Total liabilities	112,658	110,276

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 14,556,251
and 14,534,431 shares issued and outstanding, respectively	-	-
Additional paid-in capital	86,164	85,338
Retained earnings	78,723	73,134
Accumulated other comprehensive income	4,528	8,524
Total equity	169,415	166,996
Total liabilities and shareholders' equity	$282,073	$277,272

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended June 30,
(Amounts in thousands)	2010	(As Adjusted) 2009
Cash flows from operating activities:
Net income (loss)	$5,589	$(1,477)

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	3,770	3,730
Loss (gain) on sale of assets	(5)	39
Non-cash equity based compensation	691	600
Deferred income taxes	516	80
Equity income in unconsolidated joint venture	(108)	(112)
Unconsolidated joint venture distributions	114	-
Net change in operating assets and liabilities:
Accounts receivable, trade	(3,118)	3,098
Inventories	(3,866)	3,166
Prepaid expenses, other current assets and other receivables	(1,313)	442
Other assets	114	381
Accounts payable	1,471	(4,010)
Accrued expenses, accrued compensation, other current and other liabilities	62	2,194
Income taxes payable and income taxes receivable	(495)	(1,078)
Net cash provided by operating activities	3,422	7,053
Cash flows from investing activities:
Purchases of property and equipment	(1,414)	(931)
Proceeds from sale of assets	39	55
Acquisition of business, net of cash acquired	-	(100)
Net cash used in investing activities	(1,375)	(976)
Cash flows from financing activities:
Borrowings from revolver	42,746	-
Borrowings from long-term debt	20,000	-
Repayments of short-term debt, revolver, and capital leases	(53,609)	(5,187)
Repayments of long-term debt	(8,123)	(628)
Payment of deferred financing costs	(1,409)	(832)
Proceeds from exercise of options and employee stock purchase plan	135	2
Net cash used in financing activities	(260)	(6,645)

Net change in cash and cash equivalents	1,787	(568)
Effect of exchange rate changes on cash	(526)	353
Cash, beginning of year	23,165	22,277
Cash, end of period	$24,426	$22,062

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended
	June 30,
	2010	(As Adjusted) 2009

(In thousands, except percentages)

Net income (loss)	$5,589	$(1,477)

Add Back:
Interest	758	1,168
Provision for income taxes	1,386	(522)
Depreciation and amortization	3,770	3,730
Foreign currency exchange loss (gain)	(81)	(536)
Non-cash equity based compensation	691	600
ITAR legal fees	10	-
Adjusted EBITDA	$12,123	$2,963
As % of Net Sales	19.8%	6.8%

Free Cash Flow
Net cash provided by operating activities from continuing operations	$3,422	$7,053
Purchases of property and equipment	(1,414)	(931)
Free Cash Flow	$2,008	$6,122

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information.  We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA” and “Free Cash Flow.”  Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA and Free Cash Flow measures used by other companies.  Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses to the Company’s net income from continuing operations.  Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment).  The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period.  Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues.  The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses.  The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company.  A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP.   These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures.  Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business.   The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com